Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2023 Financial Results

Irvine, CA. November 8, 2023 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal fourth quarter and fiscal year ended August 31, 2023.

Fiscal Fourth Quarter 2023 Highlights

➣
Total sales were $54.9 million, compared to $42.0 million in the fourth quarter of 2022;
➣
Comparable restaurant sales increased 6.5% for the fourth quarter of 2023 as compared to the fourth quarter of 2022;
➣
Operating income was $2.2 million, compared to operating income of $1.9 million in the fourth quarter of 2022;
➣
Net income was $2.9 million, or $0.25 per diluted share, compared to net income of $1.9 million, or $0.19 per diluted share, in the fourth quarter of 2022;
➣
Adjusted net income* was $2.9 million, or $0.25 per diluted share, compared to an adjusted net income of $2.1 million or $0.21 per diluted share, in the fourth quarter of 2022;
➣
Restaurant-level operating profit* was $13.4 million, or 24.4% of sales;
➣
Adjusted EBITDA* was $6.3 million; and
➣
Four new restaurants opened during the fiscal fourth quarter of 2023.

* Restaurant-level operating profit, Adjusted net income and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “I’m very pleased to announce that we’ve closed another record-breaking year with a great fiscal fourth quarter. In Q4, we achieved comparable sales growth of 6.5%, against one of our hardest comparisons yet. Traffic growth has continued to be a highlight for Kura Sushi, with 5.6% of our comparable sales growth being driven by increased guest traffic. We also opened four new restaurants during the quarter. Over the course of fiscal 2023, we achieved our three major goals by opening a record ten new units, improving our restaurant-level operating profit margins by 70 basis points, and leveraging our general and administrative expenses by 80 basis points. I could not be prouder of the work that all of our team members have done to achieve this, and am excited for another incredible year of growth for Kura Sushi.”

Review of Fiscal Fourth Quarter 2023 Financial Results

Total sales were $54.9 million compared to $42.0 million in the fourth quarter of 2022. Comparable restaurant sales increased 6.5% for the fourth quarter of 2023 as compared to the fourth quarter of 2022.

Food and beverage costs as a percentage of sales were 29.5% compared to 30.7% in the fourth quarter of 2022. The decrease is primarily due to increase in menu prices.

Labor and related costs as a percentage of sales remained consistent at 28.8% in the fourth quarter of 2023 as compared to 28.9% in the fourth quarter of 2022.

Occupancy and related expenses were $3.6 million compared to $2.7 million in the fourth quarter of 2022. The increase is primarily due to ten new restaurants opening since the fourth quarter of 2022.

Other costs as a percentage of sales increased to 13.8% compared to 12.4% in the fourth quarter of 2022. The increase was primarily driven by general inflationary pressures on advertising costs, restaurant supplies, repairs and maintenance costs and travel costs.

General and administrative expenses were $7.3 million compared to $5.6 million in the fourth quarter of 2022. This increase was primarily due to compensation-related costs, professional fees and travel costs. As a percentage of sales, general and administrative expenses remained consistent at 13.2% in the fourth quarter of 2023 as compared to 13.3% in the fourth quarter of 2022.

Operating income was $2.2 million compared to operating income of $1.9 million in the fourth quarter of 2022.

Income tax expense was $167 thousand compared to income tax expense of $61 thousand in the fourth quarter of 2022.

Net income was $2.9 million, or $0.25 per diluted share, compared to net income of $1.9 million, or $0.19 per diluted share, in the fourth quarter of 2022.

Adjusted net income* was $2.9 million, or $0.25 per diluted share, compared to adjusted net income* of $2.1 million or $0.21 per diluted share, in the fourth quarter of 2022.

Restaurant-level operating profit* was $13.4 million, or 24.4% of sales, compared to $10.0 million, or 23.9% of sales, in the fourth quarter of 2022.

Adjusted EBITDA* was $6.3 million compared to $4.8 million in the fourth quarter of 2022.

Review of Fiscal Year 2023 Financial Results

Total sales were $187.4 million compared to $141.1 million in fiscal year 2022. Comparable restaurant sales increased 9.5% as compared to fiscal year 2022. Average unit volumes were $4.3 million and $3.8 million in fiscal year 2023 and 2022, respectively.

Operating income was $0.3 million compared to an operating loss of $0.8 million in fiscal year 2022.

Income tax expense was $0.2 million and $0.1 million for fiscal years 2023 and 2022, respectively.

Net income was $1.5 million, or $0.14 per diluted share, compared to a net loss of $0.8 million, or ($0.08) per diluted share, in fiscal year 2022.

Adjusted net income* was $1.5 million, or $0.14 per diluted share, compared to adjusted net loss* of $0.6 million, or ($0.06) per diluted share, in fiscal year 2022.

Restaurant-level operating profit* was $41.1 million, or 21.9% of sales, compared to $29.9 million, or 21.2% of sales, in fiscal year 2022.

Adjusted EBITDA* was $14.3 million compared to $9.2 million in fiscal year 2022.

Restaurant Development

During the fiscal fourth quarter of 2023, the Company opened four new restaurants in Framingham, Massachusetts; Carle Place, New York; San Jose, California; and Dorchester, Massachusetts.

Subsequent to August 31, 2023, the Company opened four new restaurants in Pittsburgh, Pennsylvania; Flushing, New York; Tampa, Florida; and Naperville; Illinois.

Fiscal Year 2024 Outlook

➣
Total sales between $238 million and $243 million;
➣
General and administrative expenses as a percentage of sales to be approximately 14.5%; and
➣
11 to 13 new restaurants, with average net capital expenditures per unit of approximately $2.5 million.

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Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13741142. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 54 locations across 15 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 500 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such period of time.

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Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors, including rising interest rates, the possibility of a recession and instability in financial markets; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Sales	$54,929	$41,998	$187,429	$141,089
Restaurant operating costs:
Food and beverage costs	16,191	12,895	56,631	42,510
Labor and related costs	15,796	12,157	56,547	43,997
Occupancy and related expenses	3,637	2,722	13,141	9,917
Depreciation and amortization expenses	2,113	1,444	7,422	5,258
Other costs	7,559	5,191	24,911	17,517
Total restaurant operating costs	45,296	34,409	158,652	119,199
General and administrative expenses	7,259	5,575	28,035	22,289
Depreciation and amortization expenses	145	99	410	355
Total operating expenses	52,700	40,083	187,097	141,843
Operating income (loss)	2,229	1,915	332	(754)
Other expense (income):
Interest expense	16	17	69	87
Interest income	(879)	(76)	(1,472)	(151)
Income (loss) before income taxes	3,092	1,974	1,735	(690)
Income tax expense (benefit)	167	61	233	74
Net income (loss)	$2,925	$1,913	$1,502	$(764)
Net income (loss) per Class A and Class B shares
Basic	$0.26	$0.20	$0.15	$(0.08)
Diluted	$0.25	$0.19	$0.14	$(0.08)
Weighted average Class A and Class B shares outstanding
Basic	11,126	9,742	10,305	9,719
Diluted	11,500	10,114	10,640	9,719

Other comprehensive income (loss):
Unrealized gain on short-term investments	$50	—	$43	—
Comprehensive income (loss)	$2,975	$1,913	$1,545	$(764)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	August 31, 2023	August 31, 2022
Selected Balance Sheet Data:
Cash and cash equivalents	$69,697	$35,782
Total assets	$304,659	$201,356
Total liabilities	$140,018	$108,062
Total stockholders’ equity	$164,641	$93,294

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Selected Operating Data:
Restaurants at the end of period	50	40	50	40
Average unit volumes	N/A	N/A	4,281	3,825
Comparable restaurant sales performance	6.5%	27.6%	9.5%	81.9%
EBITDA	$4,487	$3,458	$8,164	$4,859
Adjusted EBITDA	$6,277	$4,794	$14,342	$9,155
Adjusted EBITDA margin	11.4%	11.4%	7.7%	6.5%
Operating income (loss)	$2,229	$1,915	$332	$(754)
Operating income (loss) margin	4.1%	4.6%	0.2%	(0.5)%
Restaurant-level operating profit	$13,399	$10,022	$41,063	$29,941
Restaurant-level operating profit margin	24.4%	23.9%	21.9%	21.2%

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) and Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except income (loss) per share amounts; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Net income (loss)	$2,925	$1,913	$1,502	$(764)
Executive transition costs(4)	—	175	—	175
Adjusted net income (loss)	$2,925	$2,088	$1,502	$(589)
Net income (loss) per Class A and Class B diluted shares	$0.25	$0.19	$0.14	$(0.08)
Executive transition costs(4)	—	0.02	—	0.02
Adjusted net income (loss) per Class A and Class B diluted shares	$0.25	$0.21	$0.14	$(0.06)
Weighted average Class A and Class B shares outstanding
Diluted shares	11,500	10,114	10,640	9,719
Adjusted diluted shares	11,500	10,114	10,640	9,719

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Net income (loss)	$2,925	$1,913	$1,502	$(764)
Interest income, net	(863)	(59)	(1,403)	(64)
Income tax expense (benefit)	167	61	233	74
Depreciation and amortization expenses	2,258	1,543	7,832	5,613
EBITDA	4,487	3,458	8,164	4,859
Stock-based compensation expense(1)	980	638	3,550	2,409
Non-cash lease expense(2)	810	523	2,628	1,712
Executive transition costs(4)	—	175	—	175
Adjusted EBITDA	$6,277	$4,794	$14,342	$9,155

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Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2023	2022	2023	2022
Operating income (loss)	$2,229	$1,915	$332	$(754)
Depreciation and amortization expenses	2,258	1,543	7,832	5,613
Stock-based compensation expense(1)	980	638	3,550	2,409
Pre-opening costs(3)	719	364	1,730	784
Non-cash lease expense(2)	810	523	2,628	1,712
General and administrative expenses	7,259	5,575	28,035	22,289
Corporate-level stock-based compensation included in general and administrative expenses	(856)	(536)	(3,044)	(2,112)
Restaurant-level operating profit	$13,399	$10,022	$41,063	$29,941

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.
(4)
Executive transition costs include severance and search fees associated with the transition of the Company’s Chief Financial Officer. The income tax impact of this adjustment was immaterial.

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